SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

GERSTEIN, FISHER & ASSOCIATES, INC.

THIS FIRST AMENDMENT dated as of January 22, 2015, to the Amended and Restated Operating Expense Limitation Agreement, dated as of November 8, 2011, as amended February 21, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Gerstein, Fisher & Associates, Inc. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as that term is defined in the Agreement) for the Gerstein Fisher Multi-Factor Growth Equity Fund by 0.26%; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of reducing the Annual Fee for the Gerstein Fisher Multi-Factor Growth Equity Fund by 0.26%.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	GERSTEIN, FISHER & ASSOCIATES, INC.
on behalf of its series listed on Amended Schedule A

By:	/s/ John P. Buckel	By:	/s/ Gregg S. Fisher
Name:	John P. Buckel	Name:	Gregg S. Fisher
Title:	President	Title:	President

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

GERSTEIN, FISHER & ASSOCIATES, INC.

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Gerstein Fisher Multi-Factor Growth Equity Fund	0.99%
Gerstein Fisher Multi-Factor International Growth Equity Fund	1.35%
Gerstein Fisher Multi-Factor Global Real Estate Securities Fund	1.00%